Exhibit 99.2

Forward Together ™ Combination of Quaker Chemical and Houghton International

Risks and Uncertainties Statement

Regulation G

The attached charts include Company information that does not conform to generally accepted accounting principles ("GAAP"). Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies. This data should be read in conjunction with the Company's most recent annual report filed on form 10-K and 10-K/A as well as the second quarter earnings news release dated August 1, 2019, which has been furnished to the Securities and Exchange Commission ("SEC") on Form 8-K and the Company's Form 10-Q for the period ended June 30, 2019, which has been filed with the SEC.

Forward-Looking Statements

This presentation contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements on our current expectations about future events. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, intentions, financial condition, results of operations, future performance, and business, including but not limited to statements relating to the potential benefits of the Combination described above, our current and future results and plans, and statements that include the words "may," "could," "should," "would," "believe," "expect," "anticipate," "estimate," "intend," "plan" or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in such statements. A major risk is that demand for the Company's products and services is largely derived from the demand for its customers' products, which subjects the Company to uncertainties related to downturns in a customer's business and unanticipated customer production shutdowns. Other major risks and uncertainties include, but are not limited to, significant increases in raw material costs, customer financial stability, worldwide economic and political conditions, foreign currency fluctuations, significant changes in applicable tax rates and regulations, future terrorist attacks and other acts of violence. Furthermore, the Company is subject to the same business cycles as those experienced by steel, automobile, aircraft, appliance, and durable goods manufacturers. Our forward-looking statements are subject to risks, uncertainties and assumptions about the Company and its operations that are subject to change based on various important factors, some of which are beyond our control. These risks, uncertainties, and possible inaccurate assumptions relevant to the Company's business could cause its results to differ materially from expected and historical results. Other factors beyond those discussed in this Report could also adversely affect us including, but not limited to the following related to the Combination:

- potential adverse effects on the Company's business, properties or operations caused by the implementation of the Combination;
- the Company's ability to promptly, efficiently and effectively integrate the operations of Houghton and Quaker Chemical;
- the ability to develop or modify financial reporting, information systems and other related financial tools to ensure overall financial integrity and adequacy of internal control procedures;
- the ability to identify and take advantage of potential synergies, including cost reduction opportunities, while maintaining legacy business and other related attributes, as well as the risk that the costs to achieve synergies may be more than anticipated;
- difficulties in managing a larger, combined company, addressing differences in business culture and retaining key personnel;
- risks related to each company's distraction from ongoing business operations due to the Combination; and,
- the outcome of any legal proceedings that may be instituted against the companies related to the Combination.

Therefore, we caution you not to place undue reliance on our forward-looking statements. For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to the Risk Factors detailed in Item 1A of our Form 10-K for the year ended December 31, 2018 as well as the proxy statement the company filed on July 31, 2017 and in our quarterly and other reports filed from time to time with the SEC. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements to reflect new information or future events or for any other reason. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

Quaker Houghton.
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©2019 Quaker Houghton. All Rights Reserved

• Transaction Overview • Value - Creating Combination • Financial Performance • Summary & Next Steps • Appendix

4 ©2019 Quaker Houghton. All Rights Reserved Purchase Price and Structure • Houghton shareholders to receive ~$170.8 million in cash and 24.5% (~4.3 million shares) of Quaker Houghton; Quaker Houghton has refinanced Houghton’s net debt of ~$660 million (versus $690 million at announcement) • Represents a transaction multiple at announcement of 11.9x Houghton’s 2016 adjusted EBITDA and 7.9x with updated run - rate synergies Leadership, Governance and Ownership • Michael Barry is the Chairman, CEO, and President of the combined company • Executive leadership selected and in place on Day 1 • Quaker Board increased from 8 directors to 11 by adding 3 independent former Houghton directors Financial Updates • Cost synergy estimate of $60 million, approximately 7% of Houghton’s 2018 revenue, exceeds initial $45 million estimate • Divested revenue of approximately $50 million in line with original expectations • Combined 2018 adjusted EBITDA of $236 million, net of divestiture and other adjustments, up 7% compared to 2017 and 10% from 2016 Financing and Leverage • Quaker has secured $1.15 billion in committed financing from a syndicated group of banks • Leverage of ~3.4x net debt to 2018 adjusted EBITDA at close; ~2.7x with run - rate synergies • Attractive pricing and terms; cost of debt ~3.4% to 3.6% at today’s rates Key Deal Terms

Attractive Financing and Ample Liquidity

- **$1.15 billion syndicated bank facility**
  - $400 million revolver (~$180 million funded at close)
  - $600 million Term Loan A
  - $150 million (euro-equivalent) Term Loan A
- **$930 million in new debt to finance transaction**
  - ~$170.8 million for cash portion of purchase price, ~$700 million for refinancing of Houghton's gross debt, and ~$60 million for refinancing of existing Quaker debt, and fees and expenses
- **~$220 million remains undrawn on the revolver providing ample liquidity; also have ability to upsize by $300 million**
- **Attractive cost of debt and terms**
  - ~3.4% - 3.6% at today's rates

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©2019 Quaker Houghton. All Rights Reserved

6 ©2019 Quaker Houghton. All Rights Reserved x Strong Talent and Cultural Fit x Increases Size and Scale x Accelerates Growth Opportunities x Achieves Significant Cost Synergies x Balanced Capital Structure Approach • Adds talent to our most precious asset - people • New Executive Leadership Team in place • Creates the global leader in industrial process fluids • Nearly doubles the revenue of Quaker today • Manufacturing and technical support on 5 continents • Increased cost synergies estimate to $60mm from $45mm • Extensive integration plan developed with consultants; ready to execute • Revenue synergies expected from cross - selling • Expect continued above market growth of 2 - 4% • Disciplined leverage management • Improved balance sheet at closing vs. initial expectations due to strong cash flow • Committed to 2x - 2.5x target net debt / adjusted EBITDA within 2 years of close x Strong Free Cash Flow to De - lever Quickly x Enhanced R&D Capabilities • Ability to develop better products, faster • Ability to flex resources and bring deep expertise to solve customer problems Strategic Rationale: Creates a Clear Industry Leader

©2019 Quaker Houghton. All Rights Reserved 7 • Retain current customers • No supply chain disruption • Deliver excellence in products and services Customer Focused Execute Integration and Deliver Synergies Growth Initiatives Capital Allocation 1 2 3 4 • Begin cross selling expanded portfolio • Develop better products through enhanced R&D • Continue to grow organically 2 to 4% above the market over the long - term • $60mm run - rate cost synergies in 2 years • Detailed execution plan ready for action • Harmonize talent and culture • Maintain and enhance focus on safety, environment, social and governance • Committed to de - lever to 2x - 2.5x • Grow dividends with earnings • Continue to invest in organic growth • Make bolt - on acquisitions as opportunities arise Key Priorities to Unlocking Value Creation

• Transaction Overview • Value - Creating Combination • Financial Performance • Summary & Next Steps • Appendix

©2019 Quaker Houghton. All Rights Reserved 9 $1.6 billion in sales 115 countries served around the world 15k customers 4k colleagues 35 manufacturing locations Creates Leading Global Supplier of Industrial Process Fluids

©2019 Quaker Houghton. All Rights Reserved 10 Global Functional Leaders Business Leaders Jeewat Bijlani – SVP, Managing Director – Americas Dieter Laininger – SVP, Managing Director – APAC Adrian Steeples – SVP, Managing Director – EMEA Joseph Berquist – SVP, Global Specialty Businesses & Chief Strategy Officer Kym Johnson – SVP, Global Human Resources, CHRO Mary Dean Hall – SVP, CFO, & Treasurer Robert T. Traub – SVP, General Counsel & Corporate Secretary Dr. Dave Slinkman – SVP, Chief Technology Officer Wilbert Platzer – SVP, Global Operations, EHS & Procurement Mike Barry - Chairman, Chief Executive Officer, and President Proven Executive Leadership Team

©2019 Quaker Houghton. All Rights Reserved 11 Expands Commercial Footprint Across Multiple Fronts Increased Scale and Diversity = More Opportunities, Less Risk Increases global customer base from 3,500 to 15,000. Highly complementary with only 1,000 overlapping customers. Strengthens presence with OEM producers in all regions of the world. Customers Adds new product lines such as quenchants, forging, and metal finishing products and deepens existing product portfolio including metal removal fluids and specialty hydraulic fluids. Products Adds multiple markets including heat treatment, architectural aluminum, and offshore drilling while expanding important areas like aerospace and fabricated metal goods. Markets Strengthens presence in key strategic markets including Germany, Korea, Eastern Europe, Middle East, and Southeast Asia, with manufacturing and technical support on five continents. Geography

Diversifies and Expands Customer Base

Quaker	Quaker Houghton
3,500 customers	**15,000** customers; Complementary - only 1,000 overlap
Largest customer **~8%** of sales	Largest customer **~4%** of sales
Top 10 customers **~25%** of sales	Top 10 customers **~17%** of sales
Steel and **Automotive** major end markets	Numerous markets expanded including **Aerospace, Offshore, Aluminum, Heat Treatment, Fabricated Metal Goods** and **Architectural Aluminum**

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©2019 Quaker Houghton. All Rights Reserved

©2019 Quaker Houghton. All Rights Reserved 13 BEFORE: Focused on a limited set of markets with primarily large customers NOW: At nearly 2x our previous size, we have a leadership position in a more diverse set of markets Steel Steel Auto Components/OEM Bearings Tube & Pipe Auto Components/OEM Bearings Tube & Pipe Heat Treatment Fabricated Metal Goods Aerospace Mining Grease Containers Aerospace Maskants Arch. Aluminum Offshore Mining Grease Containers Aerospace - Maskants Steel Aluminum Steel Aluminum Specialty Specialty Metalworking Metalworking Significantly increases presence in $10B+ market Nearly Doubles Our Size and Scale

©2019 Quaker Houghton. All Rights Reserved 14 Increases Addressable Markets Company with Stronger Market Presence Quaker Houghton Both Strong The Combination Makes Us Stronger. Together.

Improves Leadership Position and Enhances Capabilities to Serve Customers Across End Markets

Increased Market Leadership Position

Market Leadership Position:
- ●●● High
- ●● Medium
- ● Low
- ○ No Presence

End Markets	Q	QH
Primary Metals Aluminum	●	●●●
Primary Metals Steel	●●●	●●●
Transportation Engine & Transmission	●●	●●●
Transportation Components	●	●●●
General Industrial	●	●●●
Aerospace and Defense	●	●●●
Tube & Pipe	●●	●●
Metal Containers	●	●●●
Mining	●●	●●
Offshore Hydraulics & Sub-sea Control	○	●●●
Specialty Grease	●	●
Architectural Aluminum	○	●●●
Aerospace Maskants	●●●	●●●

Enhanced Capabilities

End Markets	Primary Metals Aluminum	Primary Metals Steel	Transportation Engine & Transmission	Transportation Components	General Industrial	Aerospace and Defense	Tube & Pipe	Metal Containers	Mining	Offshore Hydraulics & Sub-sea Control	Specialty Grease	Architectural Aluminum	Aerospace Maskants
Enhanced R&D capabilities	↑	↑	↑	↑	↑	↑	-	↑	↑	↑	-	↑	-
Greater ability to serve; people	↑	↑	↑	↑	↑	↑	↑	↑	↑	↑	↑	↑	↑
Greater expertise/ portfolio depth	↑	-	↑	↑	↑	↑	-	↑	-	↑	-	↑	-
Increased portfolio breadth	↑	↑	↑	↑	↑	↑	-	↑	-	↑	-	↑	-
Geographic market expansion	↑	↑	↑	↑	↑	↑	↑	↑	-	↑	↑	↑	-

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©2019 Quaker Houghton. All Rights Reserved

Strengthens Product Portfolio: Broader and Deeper

Metalworking

	Q	QH
Metal Removal Fluids - Synthetic	●	●●●
Metal Removal Fluids - Soluble	●●	●●●
Metal Removal - Neat Oils	●	●●●
Metal Cleaning	●●	●●●
Corrosion Protection	●●	●●●
Metal Drawing and Forming Fluids	●●	●●●
Die Cast - Mold Release	●●●	●●●
Heat Treatment/ Quenchants	○	●●●
Metal Forging Fluids	○	●●

Industrial

	Q	QH
Synthetic Fire-Resistant Hydraulic Fluids	●●	●●●
Water Glycol Fire-Resistant Hydraulic Fluids	●	●●●
Specialty Grease	●	●
Offshore Sub-Sea Control Fluids	○	●●●

Metals

	Q	QH
Steel Rolling	●●●	●●●
Tinplate Rolling	●●	●●●
Steel Surface Cleaners	●●	●●●
Corrosion Protection	●●	●●●
Ferrous Metal Surface Treatment	●●	●●
Aluminum Hot Rolling	●●	●●●
Rod & Wire Drawing	○	●●

Product Portfolio Strength and Breadth

●●● High ●● Medium ● Low ○ No Presence

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©2019 Quaker Houghton. All Rights Reserved

©2019 Quaker Houghton. All Rights Reserved 17 Mexico Quaker had local manufacturing while Houghton did not; opportunity to better serve the customer and reduce cost South America Broadens footprint in Brazil and Argentina, as well as expands presence in other South American countries Germany Houghton had local manufacturing while Quaker did not, providing infrastructure in a leading automotive country and a closer export base to Eastern Europe India Quaker had local manufacturing while Houghton did not; opportunity to better serve the customer and reduce cost Thailand Houghton adds Thailand manufacturing capabilities to better serve existing customers South Korea Establishes a presence in a growing market where Quaker previously did not participate Enhances Global Footprint

©2019 Quaker Houghton. All Rights Reserved 18 Base markets expected to grow 1 - 3% Continued share gain in existing product portfolio through differentiated customer service Leverage acquired technologies to increase share of wallet Quaker Houghton will continue to consider strategic acquisition candidates Organic Growing Base Markets Gaining Market Share Leveraging Past Acquisitions Future Acquisitions Expect 2 - 4% growth above base markets over time Growth Strategy Continues

Significant Cost Synergies ©2019 Quaker Houghton. All Rights Reserved 19 Estimated Synergy Realization Timing Sources of Synergy ~$60 0 10 20 30 40 50 60 70 2019 2020 2021 2022 Asset Optimization Logistics Procurement Operational Efficiencies ~$50 ~$35 ~$5 19 Asset Optimization (17%) • Manufacturing footprint optimization • Optimize IT platforms Logistics & Procurement (35%) • Raw material purchasing • Freight / warehousing • Ester production Operational Efficiencies (48%) • Headcount reductions • Non - labor SG&A 0 10 20 30 40 50 60 70 Yr - 1 Yr - 2 Yr - 3 Asset Optimization Logistics Procurement Operational Efficiencies ~$45 ~$60 ~$20

• The U.S. Federal Trade Commission and European Commission required divestiture of certain steel and aluminum product lines in North America and Europe concurrent with close • Revenue of ~$50 million represents ~3% of combined Quaker Houghton revenue as expected; EBITDA of ~$11 million excludes certain manufacturing costs and SG&A which will be part of cost synergies • Buyer is TOTAL S.A.; sale proceeds of ~$37 million ©2019 Quaker Houghton. All Rights Reserved 20 Quaker Houghton Remains the Global Leader in Steel and Aluminum Divestiture Update

• Transaction Overview • Value - Creating Combination • Financial Performance • Summary & Next Steps • Appendix

©2019 Quaker Houghton. All Rights Reserved 22 Net Sales ($ in millions) $747 $820 $868 $851 $738 $785 $825 $786 2016 2017 2018 TTM Q2 '19 $1,485 $1,605 $1,693 $1,637 $107 $115 $126 $124 $119 $116 $122 $118 2016 2017 2018 TTM Q2 '19 119 115 117 119 July 2017 Proxy 14.3% 14.0% 16.1% 14.8% 14.5% 15.0% 14.8% 14.5% Adjusted EBITDA & Margin ($ in millions) $248 $231 $226 $242 • Korea equity affiliate * - ~$5 million decline in adjusted EBITDA largely due to slowdown in its markets • Offshore hydraulics * - ~$3 million decline due to reduced offshore drilling resulting from lower oil prices • Foreign exchange - ~$1 million decline in adjusted EBITDA due to strengthening of US dollar • Organic growth - ~ $8 million increase helps offset negatives above Key Drivers of Changes to Houghton’s Adjusted EBITDA (Changes from 2016 to TTM Q2 ’19) Actuals * Note: Korea and Offshore are not expected to decline further Quaker Houghton Houghton Quaker Historical Financial Performance Review Houghton’s adjusted EBITDA generally consistent with July 2017 proxy estimates Foreign exchange primary driver of 3% decrease in adjusted EBITDA

Quaker Houghton’s Pro - Forma Adjusted EBITDA ©2019 Quaker Houghton. All Rights Reserved 23 $215 $221 $236 $230 200 210 220 230 240 2016 2017 2018 TTM Q2'19 23 • Estimated pro - forma 2018 adjusted EBITDA of ~$236 million decreased to ~$230 million for TTM Q2’19 • $6 million decline largely due to foreign exchange impacts • Full year 2019 pro - forma adjusted EBITDA estimated to somewhat exceed the $236 million achieved in 2018 • Current year challenges due to global automotive market and foreign exchange begin to subside due to year - over - year comparisons (headwinds began at the end of Q2’18) • Expectation reflects ~$5 million cost synergy estimate Note: Estimated pro - forma adjusted EBITDA represents full year performance for both Quaker and Houghton and adjusts for divestiture and other accounting adjustments during each respective period ($ in millions). See appendix for reconciliations .

($ in millions ) Quaker Houghton Quaker Houghton (a) ∆ vs. Quaker standalone Net Sales $851 $786 $1,584 ~2x Gross Profit $307 $267 $589 ~2x Gross Margin 36.1% 34.0% 37.2% ~1% pts Adjusted EBITDA $124 $118 $290 ~2.5x Adjusted EBITDA Margin 14.5% 15.0% 18.3% ~4% pts ©2019 Quaker Houghton. All Rights Reserved 24 Quaker Houghton Combination Increased from $45mm at announcement TTM 6/30/2019 Adjusted EBITDA ($ millions) Divestiture $124 $118 $60 ($11) $290 Run - Rate Synergies a) Column includes Quaker and Houghton’s TTM 6/30/2019 financials as presented, adjusted for synergies and divestiture estimates . Enhanced Financial Profile, Better Together

Accounting and Other Adjustments to Financials

- Net sales decrease of ~$30-$40 million due to conforming of accounting policies including revenue recognition; minimal impact to consolidated EBITDA
- Total depreciation and amortization expense estimate at close of ~$85 million per year, including ~$10 million due to estimated purchase accounting adjustments
- One-time expenses related to integration and achieving cost synergies estimated to be ~1x cost synergies (~$60 million); timing of one-time expenses will be front loaded in 2019 and 2020
- Interest expense of ~3.4-3.6% reduces combined interest cost by $20-25 million per year
- Non-GAAP tax rate estimates: Q3 '19: 25-27%; Q4 '19: 19-21%; Full year 2020: 22-24%
- Share count increases ~4.3 million shares to ~17.6 million shares

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©2019 Quaker Houghton. All Rights Reserved

26 ©2019 Quaker Houghton. All Rights Reserved Strong Free Cash Flow Supports Key Capital Allocation Priorities • De - lever to 2x - 2.5x net debt to adjusted EBITDA within two years • Combined company has asset - lite profile with expected capex of ~1.5% of sales after two years; expect ~2.5% in first two years • Pay dividends consistent with Quaker’s practice over past 47 years • Continue strategic acquisitions considering leverage and liquidity

• Transaction Overview • Value - Creating Combination • Financial Performance • Summary & Next Steps • Appendix

• Combination nearly doubles the size of either company • Cost synergies increased to $60 million from $45 million • Continued above market growth of 2 - 4% expected beginning year 2 • Differentiated customer intimate business model • Cross - selling synergies become visible after year 1 • Debt structure flexible and low cost to meet strategic needs going forward • Allows for continued strategic investments and smaller acquisitions in the short term • Expect to be below 2.5x net debt to adjusted EBITDA within 2 years 28 ©2019 Quaker Houghton. All Rights Reserved Quaker Houghton Combination Summary

By August 2021, we expect: • To have achieved our cost synergies and be a $300+ million EBITDA company on a going forward basis • Be positioned for organic growth 2 to 4% above the market • Be at our target leverage range and positioned for greater acquisition opportunities 29 ©2019 Quaker Houghton. All Rights Reserved Quaker Houghton: A Market Leader Positioned for Growth

Save the Date: December 12, 2019 New York Stock Exchange CONFIDENTIAL, DO NOT DISTRIBUTE

• Transaction Overview • Value - Creating Combination • Financial Performance • Summary & Next Steps • Appendix

Adjusted EBITDA Reconciliation – 2016

($ in millions, unless otherwise noted)

	2016 [a]				
	Quaker	Houghton	Divestitures	Other [c]	NewCo
Net Income Attributable to Quaker Houghton	61	(37)	(8)	3	19
Depreciation and Amortization	20	55	-	10	85
Interest Expense, Net	1	51	-	(14)	37
Taxes on Income [d]	23	(5)	(2)	1	17
EBITDA	105	64	(10)	0	158
Equity Income in a Captive Insurance Company	(2)	-	-	-	(2)
Combination and Other Acquisition-Related Expenses	2	3	-	-	5
Pension and Postretirement Benefit Costs, Non-Service Components	2	(1)	-	-	1
Cost Reduction Activities	-	4	-	-	4
Impairment of Goodwill and Intangible Assets	-	41	-	-	41
Affiliate Management Fees	-	2	-	-	2
Non-Income Tax Settlement Expense	-	2	-	-	2
Full-Year Impact of Wallover Acquisition	-	3	-	-	3
Other Addbacks [b]	(0)	1	-	-	1
Adjusted EBITDA	107	119	(10)	0	215
Adjusted EBITDA margin (%)	14.3%	16.1%	21.6%	0.0%	15.0%

(a) In the first quarter of 2019, the Company updated its calculation methodology to include the use of interest expense net of interest income compared to the historical use of only interest expense, and also to include the non-service component of the Company's pension and postretirement benefit costs. Prior year amounts have been recast for comparability purposes.

(b) Other Addbacks includes a charge related to a legal settlement, a charge related to inventory fair value adjustments in the Wallover acquisition, offset by a gain on the sale of an asset, currency conversion impacts of hyper-inflationary economies and a restructuring credit.

(c) Other includes estimated increases to depreciation and amortization due to purchase accounting fair value adjustments and a reduction of interest expense based on the average borrowings of the period plus the purchase consideration under the Quaker Houghton facility estimated interest rates.

(d) Taxes on Income related to the Divestitures and Other, as described above, each tax effected at the U.S. tax rate of 21%.

*EBITDA and Adjusted EBITDA may not calculate due to rounding.

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©2019 Quaker Houghton. All Rights Reserved

Adjusted EBITDA Reconciliation – 2017

($ in millions, unless otherwise noted)

	2017				
	Quaker	Houghton	Divestitures	Other [b]	NewCo
Net Income Attributable to Quaker Houghton	20	(47)	(9)	5	(30)
Depreciation and Amortization	20	55	-	10	85
Interest Expense, Net	1	51	-	(16)	37
Taxes on Income [c]	42	42	(2)	1	83
EBITDA	83	102	(11)	0	175
Equity Income in a Captive Insurance Company	(3)	-	-	-	(3)
Combination and Other Acquisition-Related Expenses	30	10	-	-	40
Pension and Postretirement Benefit Costs, Non-Service Components	4	(1)	-	-	4
Cost Reduction Activities	0	2	-	-	2
Loss on Disposal of Held-for-Sale Asset	0	-	-	-	0
Insurance Insolvency Recovery	(1)	-	-	-	(1)
Affiliate Management Fees	-	2	-	-	2
Non-Income Tax Settlement Expense	-	1	-	-	1
Other Addbacks [a]	0	0	-	-	1
Adjusted EBITDA	115	116	(11)	0	221
Adjusted EBITDA margin (%)	14.0%	14.8%	20.4%	0.0%	14.2%

(a) Other Addbacks includes charges related to inventory fair value adjustments in the Wallover acquisition, currency conversion impacts of hyper-inflationary economies and other non-recurring charges.

(b) Other includes estimated increases to depreciation and amortization due to purchase accounting fair value adjustments and a reduction of interest expense based on the average borrowings of the period plus the purchase consideration under the Quaker Houghton facility estimated interest rates.

(c) Taxes on Income related to the Divestitures and Other, as described above, each tax effected at the U.S. tax rate of 21%.

*EBITDA and Adjusted EBITDA may not calculate due to rounding.

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©2019 Quaker Houghton. All Rights Reserved

34 ©2019 Quaker Houghton. All Rights Reserved Adjusted EBITDA Reconciliation – 2018 ($ in millions, unless otherwise noted) Quaker Houghton Divestitures Other (b) NewCo Net Income Attributable to Quaker Houghton 59 0 (9) 11 62 Depreciation and Amortization 20 54 - 10 85 Interest Expense, Net 4 56 - (25) 35 Taxes on Income (c) 25 3 (2) 3 29 EBITDA 108 114 (12) (0) 210 Equity Income in a Captive Insurance Company (1) - - - (1) Combination and Other Acquisition-Related Expenses 16 7 - - 23 Pension and Postretirement Benefit Costs, Non-Service Components 2 (2) - - 1 Cost Reduction Activities - 0 - - 0 Currency Conversion Impacts of Hyper-Inflationary Economies 1 0 - - 1 Affiliate Management Fees - 2 - - 2 Other Addbacks (a) (1) 0 - - (0) Adjusted EBITDA 126 122 (12) (0) 236 Adjusted EBITDA margin (%) 14.5% 14.8% 22.6% 0.0% 14.4% * EBITDA and Adjusted EBITDA may not calculate due to rounding. 2018 (a) Other Addbacks includes charges related to non-recurring non-income tax and VAT charges, an insurance insolvency recovery and a gain on the liquidation of an inactive legal entity. (b) Other includes estimated increases to depreciation and amortization due to purchase accounting fair value adjustments and a reduction of interest expense based on the average borrowings of the period plus the purchase consideration under the Quaker Houghton facility estimated interest rates. (c) Taxes on Income related to the Divestitures and Other, as described above, each tax effected at the U.S. tax rate of 21%.

Adjusted EBITDA Reconciliation – TTM Q2 '19

($ in millions, unless otherwise noted)

	TTM Q2 2019				
	Quaker	Houghton	Divestitures	Other [(b)]	NewCo
Net Income Attributable to Quaker Houghton	57	1	(9)	12	61
Depreciation and Amortization	19	53	-	10	83
Interest Expense, Net	3	57	-	(26)	35
Taxes on Income [(c)]	26	(2)	(2)	3	24
EBITDA	105	109	(11)	(0)	203
Equity Income in a Captive Insurance Company	(1)	-	-	-	(1)
Combination and Other Acquisition-Related Expenses	16	8	-	-	24
Pension and Postretirement Benefit Costs, Non-Service Components	3	(1)	-	-	2
Currency Conversion Impacts of Hyper-Inflationary Economies	1	1	-	-	1
Affiliate Management Fees	-	1	-	-	1
Other Addbacks (a)	-	0	-	-	0
Adjusted EBITDA	124	118	(11)	(0)	230
Adjusted EBITDA margin (%)	14.6%	15.0%	22.0%	0.0%	14.6%

(a) Other Addbacks includes an insurance insolvency recovery, a gain on the liquidation of an inactive legal entity, charges related to the settlement of a non-core equipment sale and cost reduction activities.

(b) Other includes estimated increases to depreciation and amortization due to purchase accounting fair value adjustments and a reduction of interest expense based on the average borrowings of the period plus the purchase consideration under the Quaker Houghton facility estimated interest rates.

(c) Taxes on Income related to the Divestitures and Other, as described above, each tax effected at the U.S. tax rate of 21%.

*EBITDA and Adjusted EBITDA may not calculate due to rounding.

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©2019 Quaker Houghton. All Rights Reserved